                Exhibit 21

Certain Subsidiaries of Textron Inc.*
(Unless indicated otherwise, all entities listed are wholly owned.)
* Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from this list.

Name	Jurisdiction
TEXTRON INC.	Delaware
AAI Services Corporation	Maryland
Able Aerospace Services, Inc.	Arizona
Aeronautical Accessories LLC	Tennessee
Airborne Tactical Advantage Company, LLC	Colorado
Arctic Cat ACE Holding GmbH	Austria
Arctic Cat GmbH	Austria
Arctic Cat Inc.	Minnesota
Arctic Cat Sales Inc.	Minnesota
Arctic Cat UK Ltd.	England
Arkansas Aerospace, Inc.	Arkansas
Avco Corporation	Delaware
Aviation Service servis letal, doo, Ljubljana	Slovenia
B/K Navigational Equipment sro	Czech Republic
Beech Aircraft Corporation	Kansas
Beechcraft Defense Support Holding, LLC	Delaware
Beechcraft Domestic Service Company	Kansas
Beechcraft International Holding LLC	Delaware
Beechcraft International Service Company	Kansas
Beechcraft New Zealand	New Zealand
Bell Textron Asia (Pte.) Ltd.	Singapore
Bell Textron Australia Pty Ltd	Australia
Bell Textron Canada International Inc.	Canada
Bell Textron Canada Limited/Limitée	Canada
Bell Textron Co., Ltd	Japan
Bell Textron Inc.	Delaware
Bell Textron Korea Inc.	Delaware
Bell Textron LLC	Japan
Bell Textron Prague, a.s.	Czech Republic
Bell Textron Rhode Island Inc.	Delaware
Bell Textron Services Inc.	Delaware
Bell Textron Supply Center BV	Netherlands
Bell Textron Technical Services Inc.	Delaware
Bell Textron Valencia, S.L.U.	Spain
Cessna Citation European Service Center SAS	France
Cessna Düsseldorf Citation Service Center GmbH	Germany
Cessna Finance Corporation	Kansas
Cessna Finance Export Corporation	Delaware
Cessna Mexico, S de RL de CV	Mexico
Cessna Spanish Citation Service Center SLU	Spain
Cessna Zurich Citation Service Center GmbH	Switzerland
Citation Parts Distribution International, Inc.	Kansas
Cushman Inc.	Delaware
CWC Textron LLC	Delaware
Doncaster Citation Service Centre Limited	England
ElastomAero LLC	Delaware
E-Z-GO Canada Limited	Canada
Hawker Beech de Mexico, S de RL de CV	Mexico
Hawker Beechcraft Argentina SA	Argentina
HBC, LLC	Kansas

Name	Jurisdiction
Howe & Howe Inc.	Delaware
Kautex (Changchun) Plastics Technology Co., Ltd.	PRC
Kautex (Chongqing) Plastic Technology Co., Ltd.	PRC
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Pinghu) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex (Tianjin) Automotive Technology Co., Ltd.	PRC
Kautex (Wuhan) Plastic Technology Co., Ltd.	PRC
Kautex Corporation	Nova Scotia
Kautex Craiova srl	Romania
Kautex Germany Holding GmbH	Germany
Kautex Inc.	Delaware
Kautex Japan KK	Japan
Kautex of Georgia Inc.	Massachusetts
Kautex Shanghai GmbH	Germany
Kautex Textron Benelux BVBA	Belgium
Kautex Textron Bohemia spol sro	Czech Republic
Kautex Textron de Mexico, S de RL de CV	Mexico
Kautex Textron do Brasil Ltda.	Brazil
Kautex Textron GmbH & Co. KG	Germany
Kautex Textron Ibérica SL	Spain
Kautex Textron Management Services Company de Puebla, S. de RL de CV	Mexico
Kautex Textron Portugal – Produtos Plásticos, Sociedade Unipessoal, Lda.	Portugal
LLC Textron RUS	Russian Federation
McCord Corporation	Michigan
Medical Numerics, Inc.	Virginia
MillenWorks	California
MillenWorks Themed Technologies	California
MotorFist LLC	Minnesota
OPINICUS Simulation and Training Services, LLC	Delaware
Opto-Electronics Inc.	Ontario
Overwatch Systems, Ltd.	Delaware
PIPISTREL d.o.o.	Slovenia
PIPISTREL ITALIA S.R.L.	Italy
PIPISTREL VERTICAL SOLUTIONS d.o.o.	Slovenia
Ransomes Inc.	Wisconsin
Ransomes Investment LLC	Delaware
Ransomes Jacobsen France SAS	France
Ransomes Jacobsen Limited	England
Ransomes Limited	England
Ransomes Pensions Trustee Company Limited	England
Replacement Part Solutions, LLC	Illinois
Response Technologies, LLC	Rhode Island
Rotor Blades Limited	England
TekGPS Engineering Srl	Romania
Textron Airland, LLC	Delaware
Textron Atlantic LLC	Delaware
Textron Aviation Australia Pty Ltd	Australia
Textron Aviation Canada Ltd.	British Columbia
Textron Aviation Defense LLC	Delaware
Textron Aviation Finance Corporation	Delaware
Textron Aviation Inc.	Kansas
Textron Aviation Prague Service Center sro	Czech Republic
Textron Aviation Rhode Island Inc.	Delaware
Textron Aviation Services de Mexico S de RL de CV	Mexico
Textron Capital BV	Netherlands

Name	Jurisdiction
Textron Communications Inc.	Delaware
Textron eAviation GmbH	Germany
Textron eAviation Inc.	Delaware
Textron E-Z-GO LLC	Delaware
Textron Far East Pte. Ltd.	Singapore
Textron Finance Holding Company	Delaware
Textron Financial Corporation	Delaware
Textron Financial Corporation Receivables Trust 2002-CP-2	Delaware
Textron Fluid and Power Inc.	Delaware
Textron France Holding SAS	France
Textron Global Services Inc.	Delaware
Textron Ground Support Equipment Inc.	Delaware
Textron India Private Limited	India
Textron Innovations Inc.	Delaware
Textron International Mexico, S de RL de CV	Mexico
Textron IPMP Inc.	Delaware
Textron Limited	England
Textron Management Services Inc.	Delaware
Textron Motors GmbH	Germany
Textron Motors North America Inc.	Delaware
Textron Outdoor Power Equipment Inc.	Delaware
Textron Realty Corporation	Delaware
Textron Shared Service Centre (Canada) Inc.	Canada
Textron SI d.o.o.	Slovenia
Textron Specialized Vehicles Inc.	Delaware
Textron Sweden AB	Sweden
Textron Systems Australia Holding Pty Ltd	Australia
Textron Systems Australia Pty Ltd	Australia
Textron Systems Canada Inc.	Ontario
Textron Systems Corporation	Maryland
Textron Systems Electronic Systems UK (Holdings) Limited	England
Textron Systems Electronic Systems UK Limited	England
Textron Trading (Shanghai) Co., Ltd.	PRC
Textron UK Pension Trustee Limited	England
Textron Verwaltungs-GmbH	Germany
TRU Simulation + Training Inc.	Delaware
TRU Simulation + Training LLC	California
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
United Industrial Corporation	Delaware
Westminster Insurance Company	Vermont
Zhenjiang Bell Textron Aviation Services Limited	PRC